Exhibit 99.1

READY CAPITAL CORPORATION REPORTS FIRST QUARTER 2024 RESULTS

- GAAP LOSS PER COMMON SHARE FROM CONTINUING OPERATIONS OF $(0.45) -

- DISTRIBUTABLE EARNINGS PER COMMON SHARE OF $0.29 -

- DISTRIBUTABLE RETURN ON AVERAGE STOCKHOLDERS’ EQUITY OF 8.6% -

New York, New York, May 9, 2024 / Globe Newswire / – Ready Capital Corporation (“Ready Capital” or the “Company”) (NYSE: RC), a multi-strategy real estate finance company that originates, acquires, finances, and services lower-to-middle-market (“LMM”) investor and owner occupied commercial real estate loans, today reported financial results for the quarter ended March 31, 2024.

“We continue to address the challenges caused by the current recession in commercial real estate,” said Thomas Capasse, Ready Capital’s Chairman and Chief Executive Officer. “The quarter’s valuation allowance is indicative of our intent to aggressively reposition underperforming loans into market yielding investments and further reduce the Company’s limited 4.4% office exposure. Despite these allowances, the Company’s Distributable Earnings moved towards our long-term target and growth in our Small Business Lending segment reached all-time highs.”

First Quarter Highlights

●	Total investments of $457 million, including $260 million of LMM originations and a record $197 million of U.S. Small Business Administration 7(a) loans
●	Declared and paid dividend of $0.30 per share in cash
●	Net book value of $13.44 per share of common stock as of March 31, 2024
●	Acquired approximately 2.1 million shares of the Company’s common stock at an average price of $8.88 per share as part of stock repurchase program

Subsequent Events

●	On April 12, 2024, the Company entered into a credit agreement that provides for a delayed draw term loan in an aggregate principal amount not to exceed $115.25 million. The Company borrowed $75.0 million on the initial closing of the agreement.
●	During April 2024, the Company acquired approximately 1.6 million shares of the Company’s common stock, par value $0.0001 per share, at an average price of $8.57 per share through the Company’s stock repurchase program.

Use of Non-GAAP Financial Information

In addition to the results presented in accordance with U.S. GAAP, this press release includes distributable earnings, formerly referred to as core earnings, which is a non-U.S. GAAP financial measure. The Company defines distributable earnings as net income adjusted for unrealized gains and losses related to certain mortgage backed securities (“MBS”) not retained by us as part of our loan origination business, realized gains and losses on sales of certain MBS, unrealized gains and losses related to residential mortgage servicing rights (“MSR”) from discontinued operations, unrealized changes in our current expected credit loss reserve, unrealized gains or losses on de-designated cash flow hedges, unrealized gains or losses on foreign exchange hedges, unrealized gains or losses on certain unconsolidated joint ventures, non-cash compensation expense related to our stock-based incentive plan, and one-time non-recurring gains or losses, such as gains or losses on discontinued operations, bargain purchase gains, or merger related expenses.

The Company believes that this non-U.S. GAAP financial information, in addition to the related U.S. GAAP measures, provides investors greater transparency into the information used by management in its financial and operational decision-making, including the determination of dividends. However, because distributable earnings is an incomplete measure of the Company's financial performance and involves differences from net income computed in accordance with U.S. GAAP, it should be considered along with, but not as an alternative to, the Company's net income computed in accordance with U.S. GAAP as a measure of the Company's financial performance. In addition, because not all companies use identical calculations, the Company's presentation of distributable earnings may not be comparable to other similarly-titled measures of other companies.

In calculating distributable earnings, Net Income (in accordance with U.S. GAAP) is adjusted to exclude unrealized gains and losses on MBS acquired by the Company in the secondary market but is not adjusted to exclude unrealized gains and losses on MBS retained by Ready Capital as part of its loan origination businesses, where the Company transfers originated loans into an MBS securitization and the Company retains an interest in the securitization. In calculating distributable earnings, the Company does not adjust Net Income (in accordance with U.S. GAAP) to take into account unrealized gains and losses on MBS retained by us as part of the loan origination businesses because the unrealized gains and losses that are generated in the loan origination and securitization process are considered to be a fundamental part of this business and an indicator of the ongoing performance and credit quality of the Company’s historical loan originations. In calculating distributable earnings, Net Income (in accordance with U.S. GAAP) is adjusted to exclude realized gains and losses on certain MBS securities considered to be non-distributable. Certain MBS positions are considered to be non-distributable due to a variety of reasons which may include collateral type, duration, and size.

In addition, in calculating distributable earnings, Net Income (in accordance with U.S. GAAP) is adjusted to exclude unrealized gains or losses on residential MSRs, held at fair value from discontinued operations. Servicing rights relating to the Company’s small business commercial business are accounted for under ASC 860, Transfer and Servicing. In calculating distributable earnings, the Company does not exclude realized gains or losses on commercial MSRs, as servicing income is a fundamental part of Ready Capital’s business and is an indicator of the ongoing performance.

To qualify as a REIT, the Company must distribute to its stockholders each calendar year at least 90% of its REIT taxable income (including certain items of non-cash income), determined without regard to the deduction for dividends paid and excluding net capital gain. There are certain items, including net income generated from the creation of MSRs, that are included in distributable earnings but are not included in the calculation of the current year’s taxable income. These differences may result in certain items that are recognized in the current period’s calculation of distributable earnings not being included in taxable income, and thus not subject to the REIT dividend distribution requirement until future years.

The table below reconciles Net Income computed in accordance with U.S. GAAP to Distributable Earnings.

(in thousands)	Three Months Ended March 31, 2024
Net Loss	$(74,167)
Reconciling items:
Unrealized gain on joint ventures	(35)
Decrease in CECL reserve	(32,181)
Increase in valuation allowance	146,180
Non-recurring REO impairment	15,512
Non-cash compensation	1,877
Merger transaction costs and other non-recurring expenses	1,931
Total reconciling items	$133,284
Income tax adjustments	(5,141)
Distributable earnings	$53,976
Less: Distributable earnings attributable to non-controlling interests	1,108
Less: Income attributable to participating shares	2,335
Distributable earnings attributable to common stockholders	$50,533
Distributable earnings per common share – basic and diluted	$0.29

U.S. GAAP return on equity is based on U.S. GAAP net income, while distributable return on equity is based on distributable earnings, which adjusts U.S. GAAP net income for the items in the distributable earnings reconciliation above.

Webcast and Earnings Conference Call

Management will host a webcast and conference call on Thursday, May 9, 2024 at 8:30am ET to provide a general business update and discuss the financial results for the quarter ended March 31, 2024.

The Company encourages use of the webcast due to potential extended wait times to access the conference call via dial-in. The webcast of the conference call will be available in the Investor Relations section of the Company’s website at www.readycapital.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software.

To Participate in the Telephone Conference Call:

Dial in at least five minutes prior to start time.

Domestic: 1-877-407-0792

International: 1-201-689-8263

Conference Call Playback:

Domestic: 1-844-512-2921

International: 1-412-317-6671

Replay Pin #: 13743092

The playback can be accessed through May 23, 2024.

Safe Harbor Statement

This press release contains statements that constitute "forward-looking statements," as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. These statements are based on management's current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements; the Company can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from the Company's expectations include, but are not limited to, applicable regulatory changes; general volatility of the capital markets; changes in the Company’s investment objectives and business strategy; the availability of financing on acceptable terms or at all; the availability, terms and deployment of capital; the availability of suitable investment opportunities; changes in the interest rates or the general economy; increased rates of default and/or decreased recovery rates on investments; changes in interest rates, interest rate spreads, the yield curve or prepayment rates; changes in prepayments of Company’s assets; the degree and nature of competition, including competition for the Company's target assets; and other factors, including those set forth in the Risk Factors section of the Company's most recent Annual Report on Form 10-K filed with the SEC, and other reports filed by the Company with the SEC, copies of which are available on the SEC's website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

About Ready Capital Corporation

Ready Capital Corporation (NYSE: RC) is a multi-strategy real estate finance company that originates, acquires, finances and services lower-to-middle-market investor and owner occupied commercial real estate loans. The Company specializes in loans backed by commercial real estate, including agency multifamily, investor, construction, and bridge as well as U.S. Small Business Administration loans under its Section 7(a) program. Headquartered in New York, New York, the Company employs approximately 350 professionals nationwide.

Contact

Investor Relations
Ready Capital Corporation
212-257-4666
InvestorRelations@readycapital.com

Additional information can be found on the Company’s website at www.readycapital.com

READY CAPITAL CORPORATION

UNAUDITED CONSOLIDATED BALANCE SHEETS

(in thousands)	March 31, 2024	December 31, 2023
Assets
Cash and cash equivalents	$166,004	$138,532
Restricted cash	24,915	30,063
Loans, net (including $0 and $9,348 held at fair value)	3,400,481	4,020,160
Loans, held for sale (net of valuation allowance of $146,180 and $0)	584,072	81,599
Mortgage-backed securities	29,546	27,436
Investment in unconsolidated joint ventures (including $7,169 and $7,360 held at fair value)	132,730	133,321
Derivative instruments	15,448	2,404
Servicing rights	103,555	102,837
Real estate owned, held for sale	239,874	252,949
Other assets	315,772	300,175
Assets of consolidated VIEs	6,591,834	6,897,145
Assets held for sale	439,301	454,596
Total Assets	$12,043,532	$12,441,217
Liabilities
Secured borrowings	2,198,272	2,102,075
Securitized debt obligations of consolidated VIEs, net	4,769,057	5,068,453
Senior secured notes, net	345,570	345,127
Corporate debt, net	766,084	764,908
Guaranteed loan financing	814,784	844,540
Contingent consideration	—	7,628
Derivative instruments	593	212
Dividends payable	53,908	54,289
Loan participations sold	73,749	62,944
Due to third parties	3,401	3,641
Accounts payable and other accrued liabilities	193,896	207,481
Liabilities held for sale	315,975	333,157
Total Liabilities	$9,535,289	$9,794,455
Preferred stock Series C, liquidation preference $25.00 per share	8,361	8,361

Commitments & contingencies

Stockholders’ Equity
Preferred stock Series E, liquidation preference $25.00 per share	111,378	111,378
Common stock, $0.0001 par value, 500,000,000 shares authorized, 170,445,333 and 172,276,105 shares issued and outstanding, respectively	17	17
Additional paid-in capital	2,307,303	2,321,989
Retained earnings (deficit)	(3,546)	124,413
Accumulated other comprehensive loss	(12,335)	(17,860)
Total Ready Capital Corporation equity	2,402,817	2,539,937
Non-controlling interests	97,065	98,464
Total Stockholders’ Equity	$2,499,882	$2,638,401
Total Liabilities, Redeemable Preferred Stock, and Stockholders’ Equity	$12,043,532	$12,441,217

READY CAPITAL CORPORATION

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended March 31,
(in thousands, except share data)	2024	2023
Interest income	$232,354	$215,968
Interest expense	(183,805)	(158,868)
Net interest income before recovery of loan losses	$48,549	$57,100
Recovery of loan losses	26,544	6,734
Net interest income after recovery of loan losses	$75,093	$63,834
Non-interest income
Net realized gain (loss) on financial instruments and real estate owned	18,868	11,575
Net unrealized gain (loss) on financial instruments	4,632	(5,635)
Valuation allowance, loans held for sale	(146,180)	—
Servicing income, net of amortization and impairment of $3,697 and $1,759	3,758	4,642
Income on purchased future receivables, net of allowance for credit losses of $1,206 and $1,594	446	540
Income on unconsolidated joint ventures	468	656
Other income	15,380	19,852
Total non-interest income (loss)	$(102,628)	$31,630
Non-interest expense
Employee compensation and benefits	(18,414)	(19,727)
Allocated employee compensation and benefits from related party	(2,500)	(2,326)
Professional fees	(7,065)	(5,543)
Management fees – related party	(6,648)	(5,081)
Incentive fees – related party	—	(1,720)
Loan servicing expense	(12,794)	(8,155)
Transaction related expenses	(650)	(893)
Other operating expenses	(30,187)	(12,609)
Total non-interest expense	$(78,258)	$(56,054)
Income (loss) from continuing operations before provision for income taxes	(105,793)	39,410
Income tax benefit (provision)	30,211	(901)
Net income (loss) from continuing operations	$(75,582)	$38,509
Discontinued operations
Income (loss) from discontinued operations before benefit (provision) for income taxes	1,887	(2,041)
Income tax benefit (provision)	(472)	510
Net income (loss) from discontinued operations	1,415	(1,531)
Net income (loss)	(74,167)	36,978
Less: Dividends on preferred stock	1,999	1,999
Less: Net income attributable to non-controlling interest	117	1,835
Net income (loss) attributable to Ready Capital Corporation	$(76,283)	$33,144

Earnings per common share from continuing operations - basic	$(0.45)	$0.31
Earnings per common share from discontinued operations - basic	$0.01	$(0.01)
Total earnings per common share - basic	$(0.44)	$0.30

Earnings per common share from continuing operations - diluted	$(0.45)	$0.30
Earnings per common share from discontinued operations - diluted	$0.01	$(0.01)
Total earnings per common share - diluted	$(0.44)	$0.29

Weighted-average shares outstanding
Basic	172,032,866	110,672,939
Diluted	173,104,415	121,025,909

Dividends declared per share of common stock	$0.30	$0.40

READY CAPITAL CORPORATION

UNAUDITED SEGMENT REPORTING

FOR THE THREE MONTHS ENDED MARCH 31, 2024

		Small
	LMM Commercial	Business	Corporate-
(in thousands)	Real Estate	Lending	Other	Consolidated
Interest income	$200,763	$31,591	$—	$232,354
Interest expense	(158,885)	(24,920)	—	(183,805)
Net interest income before recovery of (provision for) loan losses	$41,878	$6,671	$—	$48,549
Recovery of (provision) for loan losses	30,755	(4,211)	—	26,544
Net interest income after recovery of (provision for) loan losses	$72,633	$2,460	$—	$75,093
Non-interest income
Net realized gain (loss) on financial instruments and real estate owned	5,755	13,113	—	18,868
Net unrealized gain (loss) on financial instruments	2,986	1,646	—	4,632
Valuation allowance, loans held for sale	(146,180)	—	—	(146,180)
Servicing income, net	1,298	2,460	—	3,758
Income on purchased future receivables, net	—	446	—	446
Income on unconsolidated joint ventures	468	—	—	468
Other income	12,727	2,653	—	15,380
Total non-interest income (loss)	$(122,946)	$20,318	$—	$(102,628)
Non-interest expense
Employee compensation and benefits	(7,476)	(9,292)	(1,646)	(18,414)
Allocated employee compensation and benefits from related party	(250)	—	(2,250)	(2,500)
Professional fees	(1,641)	(3,215)	(2,209)	(7,065)
Management fees – related party	—	—	(6,648)	(6,648)
Loan servicing expense	(12,547)	(247)	—	(12,794)
Transaction related expenses	—	—	(650)	(650)
Other operating expenses	(21,534)	(5,353)	(3,300)	(30,187)
Total non-interest expense	$(43,448)	$(18,107)	$(16,703)	$(78,258)
Income (loss) before provision for income taxes	$(93,761)	$4,671	$(16,703)	$(105,793)
Total assets	$9,905,732	$1,357,398	$341,101	$11,604,231